POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person
of Palo Alto Networks Inc. (the "Company"),
hereby constitutes and appoints Jeff True and
Sonia Sexton, the undersigned's true and lawful
attorneys-in-fact to:

1. complete and execute Forms 3, 4 and 5 and
other forms and all amendments thereto as such
attorneys-in-fact shall in their discretion
determine to be required or advisable pursuant
to Section 16 of the Securities Exchange Act of
1934 (as amended)and the rules and regulations
promulgated thereunder, or any successor laws
and regulations, as a consequence of the
undersigned's ownership, acquisition or
disposition of securities of the Company; and

2. do all acts necessary in order to file
such forms with the Securities and Exchange
Commission, any securities exchange or national
association, the Company and such other person
or agency as the attorneys-in-fact shall
deem appropriate.

       The undersigned hereby ratifies and
confirms all that said attorneys-in-fact and
agent shall do or cause to be done by virtue
hereof.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, is
not assuming, nor is the Company assuming, any
of the undersigned's responsibilities to comply
with Section 16 of the Securities Exchange Act
of 1934 (as amended).

       This Power of Attorney shall remain in
full force and effect until the undersigned is no
longer required to file Forms 3, 4 and 5 with
respect to the undersigned's holdings of and
transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a
signed writing delivered to the Company and the
foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as
of this 20th day of September, 2012.

Signature: /s/ John Donovan

Print Name:  John Donovan